UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported):  September 29, 2008

                   SOUTHWEST GEORGIA FINANCIAL CORPORATION
            (Exact name of Registrant as Specified in its Charter)


           Georgia                       001-12053              58-1392259
(State or other Jurisdiction of   (Commission File Number)     (IRS Employer
Incorporation or Organization)                              Identification No.)

         201 First Street, S.E.
           Moultrie, Georgia                                  31768
 (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code:  (229) 985-1120

                                Not Applicable
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.
















ITEM 2.06       MATERIAL IMPAIRMENTS

Southwest Georgia Financial Corporation (AMEX Exchange: SGB) (the "Company"), parent company of Southwest Georgia Bank, announced today that the U.S. government's actions with respect to the Federal Home Loan Mortgage Corporation ("Freddie Mac") and Federal National Mortgage Association ("Fannie Mae") will adversely impact the value of the Company's perpetual preferred stock investments in Fannie Mae and Freddie Mac.

On September 7, 2008, the U.S. Treasury, the Federal Reserve, and the Federal Housing Finance Agency ("FHFA") announced that the FHFA was putting Fannie
Mae and Freddie Mac under conservatorship and giving management control to their regulator, the FHFA. The Company noted that it would remain "well-capitalized" despite events in the financial markets that will cause it to recognize investment losses in the third quarter of 2008 related to certain investments in Fannie Mae and Freddie Mac preferred securities. For the period ended June 30, 2008, the Company had investments in Fannie Mae and Freddie Mac that had a combined cost basis of $4.3 million and a carrying value at that time of $3.7 million. This represented approximately 4.0% of the securities in the Company's investment portfolio.

As a result of the U.S. government's actions to place Fannie Mae and Freddie Mac under conservatorship and subsequently being prohibited from paying dividends on their common and preferred stock, the value of these securities have declined significantly. The values of the securities are marked to market at the end of each reporting period. The Company expects to record a non-cash other than temporary impairment on these securities for the quarter ending September 30, 2008, that could be as much as the cost basis of the securities. The amount of the investment losses will be dependent on the fair value of the securities at the end of the third quarter or upon disposition, whichever is earlier.

A second item that will impact third quarter 2008 results is a $1.001 million loss resulting from covering the shortfall of participant banks related to the sale of a foreclosed commercial property by Empire Financial, the Company's mortgage banking subsidiary.

Considering an extreme scenario which assumes a zero value for these securities with no tax benefit for the investment loss and combined with the mortgage banking loss, the proforma results keep our Company's and subsidiary Bank's risk based capital levels above the "well-capitalized" threshold established by the FDIC. The "well-capitalized" threshold is the highest federal guideline established for capital adequacy. Management believes the impact on the Company and Bank capital ratios would be as follows:













Southwest Georgia Financial Corporation:
                                                   Regulatory Guidelines

                             June 30,              For Well      Minimum
Risk Based Capital Ratios     2008    Proforma    Capitalized   Guidelines
Tier 1 capital               17.65%    13.72%        6.00%        4.00%
Total risk based capital     18.90%    14.97%       10.00%        8.00%
Tier 1 leverage ratio         9.43%     8.35%        5.00%        3.00%

Southwest Georgia Bank:
                                                   Regulatory Guidelines

                             June 30,              For Well      Minimum
Risk Based Capital Ratios     2008    Proforma    Capitalized   Guidelines
Tier 1 capital               17.08%    12.87%        6.00%        4.00%
Total risk based capital     18.33%    14.12%       10.00%        8.00%
Tier 1 leverage ratio         9.10%     7.80%        5.00%        3.00%

A copy of the Company's related press release, dated September 29, 2008, is included as Exhibit 99.1 hereto and is furnished herewith.


ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS


(d)  Exhibits:

     The following exhibit is furnished with this report.

Exhibit 99.1: Southwest Georgia Financial Corporation's press release dated September 29, 2008.






















                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SOUTHWEST GEORGIA FINANCIAL CORPORATION

                                            /s/George R. Kirkland
                                            -----------------------------------
                                       By:  George R. Kirkland
                                            Senior Vice President and Treasurer

                                                      September 29, 2008
                                            -----------------------------------
                                                            Date



EXHIBIT INDEX

Exhibit No.                                 Description

   99.1                         Press Release dated September 29, 2008